================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                         Date of Report: July 14, 2000
                       (Date of earliest event reported)


                               drkoop.com, Inc.
            (exact name of registrant as specified in its charter)

          Delaware             Commission File:         95-4697615
(State or other jurisdiction      000-26275          (I.R.S. Employer
     of incorporation or                            Identification No.)
        organization)


                               7000 North Mopac
                              Austin, Texas 78731
         (Address of Principal executive offices, including zip code)


                                (512) 583-5667
             (Registrant's telephone number, including area code)

================================================================================

ITEM 5.  OTHER EVENTS.

     General. As previously disclosed, we are presently pursuing a permanent financing to refinance $1.5 million of bridge financing previously received. We have also received from the bridge investor a standby line of credit for an additional $3.0 million The bridge lender has received warrants to acquire 6.5 million shares of common stock for an exercise price of $0.75 per share in connection with these financing transactions. The permanent financing is expected to consist of convertible preferred stock and stock purchase warrants. In connection with discussions with prospective participants in the permanent financing, we expect to provide additional disclosure to those investors on recent developments which is summarized below:

     Quarterly Financial Results. As of the date of this Report, management presently believes that revenues for the quarter will be $2.5 million to $3.0 million and our net loss will be $1.15 to $1.18 per share on a diluted basis. These results have been adversely affected by our widely publicized liquidity shortfall and also reflect expenses that are either non-recurring or which will be sharply reduced going forward such as employee severance costs related to a reduction in force and portal expense. Portal expense for the June quarter is estimated to have been approximately $18.5 million to $19.0, a substantial portion of which was non-cash. During this quarter, we also recognized a charge of approximately $7.4 million in write-off costs related to the termination of our business arrangement with HealthMagic, Inc.

     We believe that our cash operating expenses are currently approximately $2.5 million per month, although operating expenses for financial reporting purposes will significantly exceed this amount for the immediate future as we amortize certain deferred, non-cash charges. These non-cash charges consist principally of expense related to equity securities issued to portal companies for the carriage of our service. As previously disclosed, we have recently renegotiated our portal agreements with America Online and GO.com.

     We have not closed our books for the quarter ended June 30, 2000 or discussed the activities for the quarter with our independent auditors. Accordingly, the financial information provided above is preliminary and subject to revision. These revisions could be material.

     In addition, some of the information provided above constitutes forward-looking statements which are subject to the safe-harbor provisions of the federal securities laws. In particular, our estimate of future per month cash operating costs and our results for the quarter ended June 30, 2000 constitute such forward-looking statements. These forward-looking statements are based on our current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements depending on changes in external competitive market factors, capital market conditions, the effectiveness of our marketing and promotion strategies or our ability to execute our business strategy. We require significant additional funds to meets our obligations. As disclosed in prior press releases and reports filed with the Securities and Exchange Commission, our capital resources are extremely limited and our operations continue to operate at a loss requiring that additional capital be available. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of existing stockholders will be reduced. In addition, these newly-issued securities will almost certainly have rights, preferences or privileges senior to those of existing stockholders. The Company cannot assure investors that additional financing will be available on terms favorable to it or at all. These matters and other business risks to which drkoop.com is subject are discussed in our periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors" in the Form 10-K for the year ended December 31, 1999 and the Form 10-Q for the quarter ended March 31, 2000 and the other information contained in those reports. The Forms 10-K and 10-Q may be obtained by accessing the database maintained by the Securities and Exchange Commission at www.sec.gov or by contacting drkoop.com, Inc. at the address or telephone number on the cover of this Report. We undertake no responsibility to update any of these forward-looking statements.

     Management Changes. Dennis Upah and Susan Georgen-Saad, the Chief Operating Officer and Chief Financial Officer, respectively, have voluntarily elected to resign. Each will continue to serve with us in a consulting capacity, with Ms. Georgen-Saad as the Acting Chief Financial Officer, while a search for replacements is completed. Donald Hackett and Louis Scalpati, our Chief Executive Officer and Chief Architect, respectively, have recently extended their employment contracts for an additional one year term; consistent with present policy these renewals reflect a 15% reduction in their base compensation. In addition, as previously disclosed, if we are successful in completing a permanent financing, the merchant bank assisting us and the new investors are expected to obtain the right to designate a majority of the board of directors for a period of time. Jeffrey Ballowe and G. Carl Everett have recently resigned from the Board of Directors. One of these vacancies has been filled by Mr. Robert Laszewski, the President of Health Policy and Strategy Associates, Inc., a policy and marketplace consulting firm specializing in assisting its clients through today's significant health policy and marketing changes. Mr. Laszewski also serves as national advisor on health and policy issues for Ernst & Young LLP..

     Notice to Stockholders. In connection with arranging permanent financing, we have obtained a written waiver from the Nasdaq National Market to its standard requirement that stockholder approval be obtained in advance of any private placement of equity securities at less than market prices if the transaction would result in shares of common stock representing more than 19.9 percent of the outstanding stock being issued. This waiver was granted in concurrence with the assessment of our audit committee that our liquidity needs require that the financing be pursued and, hopefully, completed before a proxy statement could have been prepared and a special meeting of stockholders noticed and held. In compliance with the requirements of Nasdaq, on July 14, 2000 we mailed to our stockholders a notice of the granting of this waiver.

     Nothing contained in this report is intended to constitute an offer to sell or the solicitation of any offer to purchase securities of the Company.

     Legal Matters. We are aware of press releases disseminated by two law firms on July 14, 2000 announcing that one or more of such law firms is filing or has filed a class action lawsuit in the United States District Court for the Western District of Texas on behalf of purchasers of the securities of drkoop.com, Inc. alleging violations of the federal securities laws. According to the website of one such law firm it has filed or is filing a lawsuit styled as William Gambino, on behalf of himself and others similarly situated, vs. drkoop.com, Inc., Donald Hackett, C. Everett Koop, Nancy Snyderman, John F. Zaccaro and Neal K. Longwill, each of whom is a present or former officer or director of our company. As of the close of business on July 14, 2000, we had not been served with any complaint nor had we obtained a certified copy from the court. Accordingly, as of the date of this Report, we are not in a position to comment further on this topic.

                                 *  *  *  *  *

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                        drkoop.com, Inc.



Date:  July 14, 2000                    By  /s/  Donald W. Hackett
                                            -----------------------
                                            Name: Donald W. Hackett
                                            Title: Chief Executive Officer